Exhibit 10.2

EXECUTION VERSION

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY OF RECOURSE OBLIGATIONS (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Guaranty”) is executed as of October 6, 2015, by AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, having an address at 405 Park Avenue, New York, New York 10022 (together with its successors and permitted assigns, “Guarantor”), for the benefit of LADDER CAPITAL FINANCE LLC, a Delaware limited liability company (“Ladder”), having an address at 345 Park Avenue, 8th Floor, New York, New York 10154, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (“GACC”; together with Ladder and each of their successors and assigns, collectively or individually, as the context may require, “Lender”), having an address at 60 Wall Street, New York, New York 10005.

WITNESSETH:

A.           Pursuant to that certain Loan Agreement of even date herewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”) made by and among Lender, ARC Hospitality Portfolio II Owner, LLC, a Delaware limited liability company (“LLC Owner”), ARC Hospitality Portfolio II NTC Owner, LP, a Delaware limited partnership (“LP Owner”), ARC Hospitality Stratford, LLC, a Delaware limited liability company (“Stratford Owner”), ARC Hospitality Portfolio II TRS, LLC, a Delaware limited liability company (“Crestline Operating Lessee”), ARC Hospitality TRS Stratford, LLC, a Delaware limited liability company (“Stratford Operating Lessee”), ARC Hospitality Portfolio II HIL TRS, LLC, a Delaware limited liability company (“Hilton Managed LLC Operating Lessee”), ARC Hospitality Portfolio II MISC TRS, LLC, a Delaware limited liability company (“Miscellaneous Managed LLC Operating Lessee”), ARC Hospitality Portfolio II NTC HIL TRS, LP (“Hilton Managed LP Operating Lessee”) and ARC Hospitality Portfolio II NTC TRS, LP, a Delaware limited partnership (“Miscellaneous Managed LP Operating Lessee”; LLC Owner, LP Owner, Stratford Owner, Crestline Operating Lessee, Stratford Operating Lessee, Hilton Managed LLC Operating Lessee, Miscellaneous Managed LLC Operating Lessee, Hilton Managed LP Operating Lessee, and Miscellaneous Managed LP Operating Lessee are each referred to herein as a “Borrower”, and together with their respective permitted successors and assigns, collectively, “Borrowers”), Borrowers are indebted to Lender in the maximum principal amount of Two Hundred Thirty Two Million and 00/100 Dollars ($232,000,000.00) (the “Loan”) advanced by Lender to Borrowers under the terms of the Loan Agreement and evidenced by certain promissory notes referred to in the Loan Agreement, dated as of the date hereof (each a “Note” and, collectively, the “Notes”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B.           The Loan is secured by, among other things, certain Security Instruments, which grant Lender a first priority lien on each of the properties identified on Schedule I attached hereto (each a “Property” and, collectively, the “Properties”).

C.           Lender is not willing to make the Loan, or otherwise extend credit, to Borrowers unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).

D.           Guarantor is the owner of direct or indirect interests in Borrowers, and, therefore, Guarantor will directly benefit from Lender making the Loan to Borrowers.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrowers, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1
NATURE AND SCOPE OF GUARANTY

Section 1.1           Guaranty of Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

Section 1.2           Definition of Guaranteed Obligations. (a) Guarantor hereby assumes liability as a primary obligor for, hereby unconditionally guarantees payment to Lender of, hereby agrees to pay, protect, defend and save Lender harmless from and against, and hereby indemnifies Lender from and against, any and all liabilities, obligations, losses, damages (including those resulting from the diminution in value of any of the Properties as, when and to the extent that such diminution actually results in an inability of Lender to collect full repayment of the Obligations or full satisfaction thereof through a realization of all of its collateral security for the Obligations), costs and expenses (including, without limitation, attorneys’ fees and costs), causes of action, suits, claims, demands and judgments, of any nature or description whatsoever, which may at any time be imposed upon, incurred by or awarded against Lender as a result of any of the following:

(i)          the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity and any indemnification of Lender contained therein;

(ii)         intentional physical waste unless such waste was due to the fact that (A) funds specifically identified to pay charges which would have prevented such waste were, at the time in question, available in the FF&E Reserve Account, PIP Reserve Account and/or Required Repairs Account, as applicable, and Lender failed to pay (or make such funds available to pay) such charges unless Lender is restricted in any manner from making such funds available as a result of a legal impediment caused by any Borrower or any Affiliate of Borrower or (B) Gross Revenue received during the period in question is insufficient to pay all of Borrower’s Operating Expenses for the time period in question (including such relevant costs relating to the applicable Property) with respect to the Property or, after the occurrence and during the continuance of an Event of Default, the intentional removal or disposal of any portion of the Property in violation of the Loan Documents;

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(iii)        the misappropriation or conversion by or on behalf of Borrowers of any of the following in violation of the terms of the Loan Agreement: (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Gross Revenue (including security deposits, advance deposits or any other deposits);

(iv)        any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or deed in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and provisions of the applicable Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or deed in lieu thereof;

(v)         the failure to pay charges (including charges for labor or materials) that can create Liens on any portion of the Property (except to the extent (i) sufficient Reserve Funds allocable to such charges were on deposit and the same were not disbursed by Lender therefor in violation of the terms and conditions of the Loan Documents, (ii) such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or the validity thereof in accordance with the terms of the Loan Documents), or (iii) in respect of any Liens or charges other than those incurred with respect to PIP Work, Gross Revenue is insufficient to pay the same; provided, however, that the foregoing exceptions shall not apply if (A) the labor, materials or other charges were contracted for in violation of this Agreement (including not obtaining any required Lender consent) or (B) the labor, materials or other charges were for matters unrelated to so-called “life/safety” issues and contracted for when Borrower knew there would not be sufficient remaining cash flow or applicable Reserve Funds to pay for such charges;

(vi)        the failure to (A) pay Taxes or (B) obtain and maintain the fully paid for Policies in accordance with Section 5.1 of the Loan Agreement, provided that Guarantor shall not be liable to the extent (i) Gross Revenue from the Property is insufficient to pay the same or (ii) funds to pay for Taxes or Insurance Premiums, as applicable, are available in the Tax Account or the Insurance Account, as applicable, and Lender failed to pay the same;

(vii)      [intentionally omitted];

(viii)      the failure by Borrower to satisfy in full its indemnification obligations pursuant to and in accordance with the terms and provisions of Section 9.2 of the Loan Agreement;

(ix)        [intentionally omitted];

(x)         Borrower or any SPC Party fails to comply with any representation, warranty or covenant set forth in Sections 3.1.24 or 4.1.15 of the Loan Agreement or Schedule III attached to the Loan Agreement beyond all applicable notice and cure periods;

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(xi)         in connection with the Loan or the Property (including, without limitation, any Lease), Borrower, Guarantor, any Affiliate of Borrower or Guarantor or any of their respective agents or representatives, engages in any action constituting fraud, willful or intentional misrepresentation, gross negligence or willful misconduct;

(xii)        [intentionally omitted];

(xiii)       the modification or amendment of the Franchise Agreement for any particular Property without Lender’s prior written consent as provided in Section 7.2.1 of the Loan Agreement;

(xiv)      the termination or cancellation of the Franchise Agreement for any particular Property without Lender’s prior written consent as provided in Section 7.2.1 of the Loan Agreement (other than a Voluntary Franchise Termination) on or after any date that (A) all of the amounts set forth on the PIP Reserve Funding Schedule shall have been funded by Borrower in accordance with the terms hereof, or (B) the applicable PIP Plan for such Property has been completed in accordance with the applicable PIP Budget and Franchise Agreement; or

(xv)       Borrower grants a voluntary Lien related to an easement or restrictive covenant that benefits a Property, or the operation of the hospitality business contemplated thereon, without Lender’s consent in accordance with the terms and conditions of the Loan Agreement.

(b)          In addition to, and without limiting the generality of, the foregoing clause (a), and notwithstanding anything to the contrary set forth in this Guaranty or in any of the other Loan Documents, Guarantor hereby acknowledges and agrees that the Obligations shall be fully recourse to Guarantor in the event that:

(1)         [intentionally omitted];

(2)         Borrower or any SPC Party fails to comply with (A) any representation, warranty or covenant set forth in Sections 3.1.24 or 4.1.15 of the Loan Agreement or Schedule III attached to the Loan Agreement and a court of competent jurisdiction orders a substantive consolidation of Borrower based, in whole or in part, on such failure, and/or (B) any representation, warranty or covenant set forth in any of clauses (a), (b), (d), (e), (k), (n) and/or (u) set forth in Schedule III attached to the Loan Agreement and such failure is a substantial factor in Borrower being the debtor in, and/or the Property or any portion thereof or interest therein becoming an asset in, an involuntary bankruptcy or insolvency proceeding brought by one or more Persons other than Lender or any Affiliate of Lender and such proceeding is not discharged, stayed or dismissed within ninety (90) days;

(3)         Borrower grants a voluntary Lien (other than a Lien resulting from the failure to pay charges for labor or materials or a Lien related to an easement or restrictive covenant that benefits a Property or the operation of the hospitality business contemplated thereon) encumbering the Property or any portion thereof or interest therein in violation of the Loan Documents;

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(4)         Borrower fails to obtain Lender’s prior written consent to any Transfer (including, without limitation, any change in Control), except to the extent expressly permitted by the Loan Documents;

(5)         Borrower or any SPC Party files a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law;

(6)         an Affiliate, officer, director or representative which Controls, directly or indirectly, Borrower or any SPC Party files, or joins in the filing of, an involuntary petition against Borrower or any SPC Party under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or any SPC Party from any Person or colludes with or otherwise assists such Person;

(7)         Borrower or any SPC Party files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or any SPC Party from any Person or colludes with or otherwise assists such Person;

(8)         any Affiliate, officer, director or representative which Controls Borrower or any SPC Party consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or any SPC Party or any portion of the Property;

(9)         Borrower or any SPC Party makes an assignment for the benefit of creditors (other than to Lender at Lender’s request), or admits, in writing or in any legal proceeding (other than to Lender at Lender’s request), its insolvency or inability to pay its debts as they become due;

(10)       Borrower, or any SPC Party, Guarantor, or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Security Instruments, this Guaranty or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, which a court of competent jurisdiction determines, pursuant to a final, non-appealable judgment, to have been frivolous, brought in bad faith or wholly without basis in fact or law, other than for mandatory or affirmative defenses; or

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(11)        if, without Lender’s prior written consent as provided in Section 7.2.1 of this Agreement), the Franchise Agreement for any particular Property is (A) modified or amended in any material respect, (B) surrendered, renewed or extended (other than, in the case of a renewal or extension, a renewal or extension provided for in such Franchise Agreement), (C) the subject of a Voluntary Franchise Termination, or (D) terminated or canceled by Franchisor under circumstances other than a Voluntary Franchise Termination, in the case of this clause (D) only, prior to the date (1) all of the amounts set forth on the PIP Reserve Funding Schedule shall have been funded by Borrower in accordance with the terms hereof, or (2) the PIP Plan for such Property shall have been completed in accordance with the applicable PIP Budget and Franchise Agreement; provided, however, in the case of a termination or cancellation contemplated in clause 11(D) above, the Obligations shall not be fully recourse to Guarantor if within sixty (60) days after such termination or cancellation, Borrower enters into a Replacement Franchise Agreement for such affected Property, in accordance with the applicable terms and conditions of the Loan Agreement, with (x) a Qualified Franchisor or (y) an Approved Brand, provided Borrower’s selection of an Approved Brand under this clause (y) shall be permitted without satisfying the requirements of a Qualified Franchisor up to a maximum of four (4) times without Lender consent (inclusive of any instances in which an Approved Brand is engaged by Borrower to cure an Event of Default under Section 10.1(a)(xv)), provided that Guarantor shall nonetheless be recourse to Lender in respect of the Obligations to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such termination or cancellation during such sixty (60) day period. Guarantor’s recourse liability under this clause (11) shall be limited to the Allocated Loan Amount(s) for the applicable Property or Properties affected by the material modification or amendment or surrender, termination, cancellation, renewal or extension of the applicable Franchise Agreement.

(c)           The obligations of Guarantors set forth in clauses (a) and (b) of this Section 1.2, as and to the extent set forth in said clauses (a) and (b) of this Section 1.2, are hereinafter collectively referred to as the “Guaranteed Obligations”.

(d)           Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

Section 1.3            Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of any Note and shall not be discharged by the assignment, sale, pledge, transfer, participation or negotiation of all or part of any Note.

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Section 1.4            Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of any Borrower or any other party (other than the defense of payment) against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.5            Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be paid when due (and such failure shall continue beyond the expiration of any applicable notice and cure period under the Loan Documents), whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.6            No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against any Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join any Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.7           Waivers. Guarantor agrees to the provisions of the Loan Documents and hereby waives, to the fullest extent now or hereafter not prohibited by applicable law, notice of (i) any loans or advances made by Lender to any Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of any Note, any Security Instrument, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by any Borrower and Lender of any other loan or credit agreement or of any Borrower’s execution and delivery of any promissory note or other document arising under the Loan Documents or in connection with any Property, (v) the occurrence of (A) any breach by any Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender’s transfer, sale, assignment, pledge, participation or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by any Borrower, or (ix) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

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Section 1.8           Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder, together with interest thereon at the Default Rate from the date requested by Lender until the date of payment to Lender. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.9           Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrowers and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 1.10         Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, until one (1) year and one (1) day following the full repayment of the Debt pursuant to the terms and conditions of the Loan Documents, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

Section 1.11         Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of a Borrower or any interest in a Borrower, as permitted under the Loan Agreement.

Section 1.12         Other Guaranties. This Guaranty is separate, distinct and in addition to any liability and/or obligations that Guarantor may have under any other guaranty or indemnity executed by Guarantor in connection with the Loan, and no other agreement, guaranty or indemnity executed in connection with the Loan shall act to reduce or set-off any of Guarantor’s liability hereunder.

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ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives to the extent permitted under applicable law any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1            Modifications/Sales. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, any Note, any Security Instrument, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between any Borrower and Lender or any other parties pertaining to the Guaranteed Obligations, or any sale, assignment or foreclosure of any Note, the Loan Agreement, any Security Instrument, or any other Loan Documents or any sale or transfer of any Property, or any failure of Lender to notify Guarantor of any such action.

Section 2.2           Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to any Borrower or any Guarantor.

Section 2.3           Condition of Borrowers or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of any Borrower or Guarantor or any changes in the shareholders, partners or members, as applicable, of any Borrower or Guarantor; or any reorganization of any Borrower or Guarantor.

Section 2.4           Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by Legal Requirements, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Notes, the Security Instruments, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) any Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) any Note, any Security Instrument, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether any Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

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Section 2.5           Release of Obligors. Any full or partial release of the liability of any Borrower for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrowers) will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons (including Borrowers) to pay or perform the Guaranteed Obligations.

Section 2.6           Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7           Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8           Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9           Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10         Representation. The accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by any Borrower in any of the Loan Documents.

Section 2.11         Offset. The Notes, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of any Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

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Section 2.12         Merger. The reorganization, merger or consolidation of any Borrower or Guarantor into or with any other Person.

Section 2.13         Preference. Any payment by any Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to any Borrower or to any other Person.

Section 2.14         Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and to extend credit to Borrowers, Guarantor represents and warrants to Lender as follows:

Section 3.1           Benefit. Guarantor is an Affiliate of each Borrower, is the owner of a direct or indirect interest in each Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2           Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrowers and is familiar with the value of any and all collateral intended to be created as security for the payment of the Notes or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3           No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

Section 3.4           Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is and will be solvent and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

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Section 3.5           Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, deed to secure debt, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6            Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1            Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of any Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of such Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against any Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, Guarantor shall not receive or collect, directly or indirectly, from any Borrower or any other Person any amount upon the Guarantor Claims except, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of business and without intent to hinder, delay or defraud any creditors including Lender.

Section 4.2           Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceeding involving Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between any Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

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Section 4.3            Payments Held in Trust. Notwithstanding anything to the contrary in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

Section 4.4           Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon any Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s rights it may have against any Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, deeds to secure debt, security interests, collateral rights, judgments or other encumbrances on assets of any Borrower held by Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrowers or Guarantor transferring any of its assets to any Person other than Lender.

ARTICLE 5
COVENANTS

Section 5.1           Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a)           “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b)          “Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

(c)          “Net Worth” shall mean, as of a given date, (x) the total assets of Guarantor (excluding the value of Guarantor’s direct and indirect interests in Borrowers and the Properties) as of such date less (y) the sum of (i) Guarantor’s total liabilities as of such date (excluding (1) any liabilities pursuant to this Guaranty, the Environmental Indemnity or the Loan and (2) the Preferred Equity Interest), determined in accordance with GAAP, and (ii) without duplication, the amount of any issued and outstanding preferred equity interest in Pool I Holdco if the holder thereof has a right, exercisable individually or in conjunction with the holders of any other such preferred equity interests, to acquire Control of Pool I Holdco as a result of the occurrence of a “Changeover Event” (as defined in the organizational documents of Pool I Holdco).

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Section 5.2           Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full, Guarantor shall:

(i)          maintain a Net Worth of at least (1) $220,000,000.00 as of the date hereof and until but excluding November 1, 2015, (2) $230,000,000.00 as of November 1, 2015 and until but excluding December 1, 2015, (3) $240,000,000.00 as of December 1, 2015 and until but excluding January 1, 2016, and (4) $250,000,000.00 as of January 1, 2016 and at all times thereafter;

(ii)         maintain Liquid Assets having a market value of at least (1) $5,000,000.00 as of the date hereof and until but excluding July 1, 2016, (2) $10,000,000.00 as of July 1, 2016 and until but excluding March 6, 2017, and (3) $15,000,000.00 as of March 6, 2017 and at all times thereafter;

(iii)        not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction;

(iv)        deliver to Lender within five (5) Business Days of receipt, copies of any default notices received by Guarantor in respect of any Indebtedness of Guarantor or any Affiliate thereof;

(v)        deliver to Lender within forty-five (45) days of the end of each calendar quarter, Guarantor’s financial statements prepared and reviewed by an independent firm of certified public accountants reasonably acceptable to Lender (Lender hereby approves KPMG as an acceptable auditor) and prepared in accordance with GAAP and otherwise in form and substance reasonably acceptable to Lender, including quarterly and year-to-date statements of income and expense and cash flow, together with a balance sheet for such quarter for Guarantor, and certified by Guarantor (or if such Guarantor is not an individual, the chief financial officer of Guarantor) as being true, correct and complete and fairly presenting the financial condition and results of operations of Guarantor in a manner consistent with GAAP;

(vi)        deliver to Lender within ninety (90) days of each Fiscal Year, Guarantor’s annual financial statements audited by an independent firm of certified public accountants reasonably acceptable to Lender (Lender hereby approves KPMG as an acceptable auditor) and prepared in accordance with GAAP and otherwise in form and substance acceptable to Lender, including statements of income and expense and cash flow and a balance sheet for Guarantor, and certified by Guarantor (or if such Guarantor is not an individual, the chief financial officer of Guarantor) as being true, correct and complete and fairly presenting the financial condition and results of operations of Guarantor in a manner consistent with GAAP; and

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(vii)       deliver to Lender, within forty-five (45) days of the end of each calendar quarter and within ninety (90) days of each Fiscal Year, a certificate of such Guarantor, or if such Guarantor is not an individual, of the chief financial officer of Guarantor, setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets, based on such financial statement.

Section 5.3           Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor, including the payment of any dividend or distribution to a shareholder, partner or member, as applicable, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein.

ARTICLE 6
MISCELLANEOUS

Section 6.1            Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2            Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other addresses as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (c) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Pamela McCormack

and to:	German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Robert Pettinato

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and to:	Wells Fargo Bank National Association
Commercial Mortgage Servicing
MAC D1086-120
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: Asset Management

with a copy to:	DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
Attention: Jeffrey B. Steiner, Esq.

If to Borrower:	c/o American Realty Hospitality Grace Portfolio, LLC
405 Park Avenue
New York, New York 10022
Facsimile: (212) 421-5799
Attention: Chief Executive Officer

If to Guarantor:	American Realty Capital Hospitality Trust, Inc.
405 Park Avenue
New York, New York 10022
Attention: Chief Executive Officer

with a copy to:	American Realty Capital Hospitality Trust, Inc.
405 Park Avenue
New York, New York 10022
Attention: General Counsel

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

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Section 6.3           Governing Law; Submission to Jurisdiction. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING, GUARANTOR DOES HEREBY DESIGNATE AND APPOINT

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

405 PARK AVENUE

NEW YORK, NEW YORK 10022

ATTENTION: CHIEF EXECUTIVE OFFICER

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS, AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTIONS.

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Section 6.4           Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5           Amendments. This Guaranty may be amended only by an instrument in writing executed by the party against whom such amendment is sought to be enforced.

Section 6.6            Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender may sell, assign, pledge, participate, transfer or delegate, as applicable to one or more Persons all or a portion of its rights and obligations under this Guaranty in connection with any assignment, sale, pledge, participation or transfer of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. Guarantor shall not have the right to delegate, assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment, delegation or transfer without such consent shall be null and void. If Guarantor consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.

Section 6.7           Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8           Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9           Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10          Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by any Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

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Section 6.11         Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

Section 6.12          Waiver of Right To Trial By Jury.

(a)           GUARANTOR HEREBY, AND LENDER BY ACCEPTANCE HEREOF, EACH AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTES, THE SECURITY AGREEMENTS, THE LOAN AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

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(b)          GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTES, THE SECURITY INSTRUMENTS OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE BY A COURT APPLYING THE LAWS OF THE STATE OF CALIFORNIA, GUARANTOR HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE (PROVIDED, HOWEVER, THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO JUDICIAL REFERENCE SHALL BE APPLICABLE WITH RESPECT TO ANY ACTION IN RESPECT OF THE FORECLOSURE OF ANY SECURITY INSTRUMENT). PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. GUARANTOR ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER. GUARANTOR HEREBY AGREES THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH EACH GUARANTOR AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE ITS LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN.

Guarantor’s Initials

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Section 6.13          Cooperation. Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Notes and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Notes and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”). Guarantor shall reasonably cooperate with Lender in effecting any such Secondary Market Transaction and shall reasonably cooperate to implement all requirements imposed by any Rating Agencies involved in any Secondary Market Transaction. Guarantor shall provide such information and documents relating to Guarantor, Borrowers, the Properties and any tenants of the Properties as Lender may reasonably request in connection with such Secondary Market Transaction, in each case subject to the cost allocation provisions of Section 9.5 of the Loan Agreement. In addition, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender including any and all financial statements provided to Lender pursuant to Section 5.2 hereof may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors or potential investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

Section 6.14          Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under any Note or any other amount payable by any Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15         Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of any Property or any part thereof or interest therein”, (d) the word “Lender” shall mean “Lender and any subsequent holder of any Note”, (e) the word “Note” shall mean “any Note and any other evidence of indebtedness secured by the Loan Agreement, as amended, restated or otherwise modified”, (f) the word “Property” shall include any portion of any Property and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Properties, the Leases and/or the Rents and/or in enforcing its rights hereunder.

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Section 6.16          Deficiency. Guarantor expressly agrees that Guarantor shall be and remain liable for any deficiency in the amount due under this Guaranty remaining after foreclosure of any mortgage or security interest securing any Note, notwithstanding provisions of law that may prevent the Lender from enforcing such deficiency against any Borrower.

Section 6.17          Seal. This Guaranty is made under Seal.

ARTICLE 7
Local Law Provisions

Section 7.1            Principles of Construction. To the extent any of the provisions of this Article 7 conflict with any of the other provisions of this Guaranty, the terms and provisions of this Article 7 shall control. Notwithstanding the foregoing, nothing in this Article 7 shall be deemed to contradict or supersede the terms and provisions of Section 6.3 hereof with respect to the governing law applicable to this Guaranty.

Section 7.2           Commercial Transaction. GUARANTOR ACKNOWLEDGES THAT THE TRANSACTION CONTEMPLATED HEREIN IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF SECTION 52-278a OF THE CONNECTICUT GENERAL STATUTES, AND THAT IN ANY ACTION UPON THIS TRANSACTION, LENDER MAY AVAIL ITSELF OF AND PURSUE ITS RIGHTS TO OBTAIN A PREJUDGMENT REMEDY IN ACCORDANCE WITH SECTION 52-278f OF THE CONNECTICUT GENERAL STATUTES. GUARANTOR HAS BEEN ADVISED BY COUNSEL OF ITS RIGHTS WITH RESPECT TO PREJUDGMENT REMEDIES UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, INCLUDING SECTIONS 52-278a ET SEQ. GUARANTOR HEREBY KNOWINGLY AND WILLINGLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHTS OF NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY PREJUDGMENT REMEDY WITH RESPECT TO THIS GUARANTY, OR PURSUANT TO ANY OTHER DOCUMENT EXECUTED BY GUARANTOR IN CONNECTION WITH THIS TRANSACTION, INCLUDING ANY AMENDMENTS OR EXTENSIONS HEREOF OR THEREOF. FURTHER, GUARANTOR WAIVES ANY REQUIREMENT OF LENDER TO POST A BOND OR ANY OTHER SECURITY, OR TO SHOW SOME EXIGENCY, IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY SUCH PREJUDGMENT REMEDY.

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Section 7.3           Waiver. Guarantor expressly waives any and all suretyship defenses that may be available to Guarantor. Without limiting the generality of the foregoing, Guarantor makes the following additional waivers and covenants: Guarantor agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Lender or against any Borrower of any kind which may arise in the future. Guarantor agrees that nothing contained herein shall prevent Lender from foreclosing on the lien of any Security Instrument, or from exercising any rights available to Lender thereunder, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor agrees that it hereby knowingly waives any defense which may arise in the future to enforcement of this Guaranty under California Code of Civil Procedure Sections 580b, 580d, 580a and 726 (or any other statute limiting a Lender’s right to a deficiency) based on Lender’s election to conduct a private, non-judicial foreclosure sale following a default by any Borrower even though such an election destroyed, diminished or otherwise affected Guarantor’s rights of subrogation against such Borrower or other trustor under a deed of trust or the right of contribution, reimbursement or indemnity from any party, with the result that such Guarantor’s liability under this Guaranty became nonreimbursable in whole or in part. Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2815, 2819, 2822, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580b, 580a, 580d and 726. Notwithstanding any foreclosure of the lien of any Security Instrument or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Guarantor further waives any right to cause a fair value hearing to be conducted under Code of Civil Procedure Section 580a, or any other provision of law respecting the amount of any deficiency following a non-judicial foreclosure, and agrees that Guarantor’s liability hereunder shall not be limited to the excess of the Guaranteed Obligations over the fair or market value of any real property which secured the indebtedness of any Borrower. Nothing shall discharge or satisfy the liability of Guarantor hereunder except the full performance and payment of the Guaranteed Obligations of Borrowers with interest.

Section 7.4           Additional Waivers. In addition to and not in limitation of the other waivers agreed to and made by Guarantor set forth in this Guaranty, and pursuant to the provisions of Section 2856 of the California Civil Code, Guarantor acknowledges and understands that if Lender forecloses judicially or nonjudicially against any real property security for any Note, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from Borrowers or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this provision, the potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on California Code of Civil Procedure Section 580d as interpreted in Union Bank vs. Gradsky, to the extent applicable. By executing this Guaranty, Guarantor freely, irrevocably and unconditionally: (1) waives and relinquishes that defense, and agrees that Guarantor will be fully liable under this Guaranty, even though Lender may foreclose judicially or nonjudicially against any real property security for the Notes; (2) agrees that Guarantor will not assert that defense in any action or proceeding that Lender may commence to enforce this Guaranty; (3) acknowledges and agrees that the rights and defenses waived by Guarantor under this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of the following: (A) California Code of Civil Procedure Sections 580a (which if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after any nonjudicial foreclosure sale to the difference between the obligations for which Guarantor is liable and the fair market value of the property or interests sold at such nonjudicial foreclosure sale rather than the actual proceeds of such sale), 580b and 580d (which if Guarantor had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after any nonjudicial foreclosure sale, respectively), or 726 (which, if Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment may be obtained for a deficiency); or (B) California Civil Code Section 2848; and (4) acknowledges and agrees that Lender is relying on this waiver in making the Loan, and that this waiver is a material part of the consideration that Lender is receiving for making the Loan. In addition, and without limiting the foregoing:

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Guarantor WAIVES ALL RIGHTS AND DEFENSES THAT GUARANTOR MAY HAVE BECAUSE BORROWERS’ DEBT IS SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS:

(1)         LENDER MAY COLLECT FROM GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY ANY BORROWER.

(2)         IF THE CREDITOR FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY ANY BORROWER:

(A)         THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE.

(B)         LENDER MAY COLLECT FROM GUARANTOR EVEN IF LENDER, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT GUARANTOR MAY HAVE TO COLLECT FROM BORROWERS.

THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES GUARANTOR MAY HAVE BECAUSE BORROWERS’ DEBT IS SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d, or 726.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Recourse Obligations as of the day and year first above written.

GUARANTOR:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

SCHEDULE I

Properties

	Hotel Name	State	Address	City/State/Zip
1.	Hampton Inn Orlando International Drive/Convention Center	FL	8900 Universal Boulevard	Orlando, FL 32819
2.	Homewood Suites by Hilton Orlando – International Drive/Convention	FL	8745 International Drive	Orlando, FL 32819
3.	Courtyard Dalton	GA	411 Holiday Drive	Dalton, GA 30720
4.	Hilton Garden Inn Albuquerque – North/Rio Rancho	NM	1711 Rio Rancho Boulevard	Albuquerque, NM 87124
5.	Hampton Inn Milford	CT	129 Plains Road	Milford, CT 06460
6.	Homewood Suites by Hilton Augusta	GA	1049 Stevens Creek Road	Augusta, GA 30907
7.	Hampton Inn Chicago/Naperville	IL	1087 East Diehl Road	Naperville, IL 60563
8.	Hampton Inn Indianapolis – NE/Castleton	IN	6817 East 82nd Street	Indianapolis, IN 46250
9.	Hampton Inn Knoxville – Airport	TN	148 International Avenue	Alcoa, TN 37701
10.	Homewood Suites by Hilton Seattle Downtown	WA	206 Western Avenue West	Seattle, WA 98119
11.	TownePlace Suites Savannah Midtown	GA	11309 Abercorn Street	Savannah, GA 31419
12.	Hilton Garden Inn Louisville East	KY	1530 Alliant Avenue	Louisville, KY 40299
13.	Residence Inn Jacksonville Airport	FL	1310 Airport Road	Jacksonville, FL 32218
14.	Hampton Inn Champaign/Urbana	IL	1200 West University Avenue	Urbana, IL 61801
15.	Hampton Inn East Lansing	MI	2500 Coolidge Road	East Lansing, MI 48823
16.	SpringHill Suites Asheville	NC	Two Buckstone Place	Asheville, NC 28805
17.	Courtyard San Diego Carlsbad/McClellan-Palomar Airport	CA	5835 Owens Avenue	Carlsbad, CA 92008
18.	Courtyard Houston I-10 West/Energy Corridor	TX	12401 Katy Freeway	Houston, TX 77079
19.	Hampton Inn Austin – North @ I-35 & Hwy 183	TX	7619 I-35 North	Austin, TX 78752
20.	Hampton Inn College Station	TX	320 Texas Avenue South	College Station, TX 77840
21.	Stratford Homewood	CT	6905 Main Street	Stratford, CT 06614